UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 14, 2014

MULTI-COLOR CORPORATION

(Exact name of registrant as specified in charter)

Ohio	0-16148	31-1125853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4053 Clough Woods Dr.

Batavia, Ohio 45103

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code 513/381-1480

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On July 14, 2014, the Audit and Finance Committee of the Board of Directors (the “Audit Committee”) of Multi-Color Corporation (“Multi-Color”) dismissed KPMG LLP (“KPMG”), Multi-Color’s existing independent registered public accounting firm, effective immediately.

During Multi-Color’s fiscal year ended March 31, 2014 and the subsequent interim period through July 14, 2014, there were (i) no disagreements between Multi-Color and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which, if not resolved to the satisfaction of KPMG, would have caused KPMG to make a reference to the subject matter of the disagreement in connection with its opinion on the consolidated financial statement for such years, and (ii) no “reportable events” (as defined in Regulation S-K 304(a)(1)(v) except that the following material weaknesses in internal control over financial reporting were identified: (1) failure to maintain a sufficient complement of corporate accounting and finance personnel to design and execute an effective system of internal controls in accordance with an appropriate framework; (2) failure to adequately restrict our general information technology controls intended to ensure that access to applications and data, and the ability to place program changes into production for such applications and data to the appropriate personnel resulting from inadequate segregation of duties; and (3) inappropriate design and ineffective operation of our internal controls over the accounting for restructuring activities, loss contingencies, business combinations, inventory, cost of sales, the sale and leaseback of equipment, and accounting for the valuation of long-lived assets, including property, plant equipment, amortizing intangible assets and goodwill, as well as failure to maintain sufficient documentary evidence of the controls’ operating effectiveness to demonstrate that the controls, as designed, would detect a material misstatement in Multi-Color’s consolidated financial statements.

KPMG’s audit report on Multi-Color’s consolidated financial statements for the fiscal year ended March 31, 2014 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. The audit report of KPMG on the effectiveness of internal control over financial reporting as of March 31, 2014 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG’s report indicates that Multi-Color did not maintain effective internal control over financial reporting as of March 31, 2014 because of the effect of the material weaknesses described above.

Multi-Color provided KPMG with a copy of the disclosure contained in this Form 8-K and requested that KPMG furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements, and if not, stating the respects in which it does not agree. A copy of such letter, dated July 18, 2014 is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

16.1	Letter of KPMG LLP dated July 18, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTI-COLOR CORPORATION

Date: July 18, 2014	By:	/s/ Sharon E. Birkett
Name: Sharon E. Birkett
Title: Vice President, Chief Financial and Accounting Officer, Secretary